   As filed with the Securities and Exchange Commission on December 2, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                   CIBER, INC.
             (Exact name of registrant as specified in its charter)

                         ------------------------------

           DELAWARE                                      38-2046833
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                5251 DTC PARKWAY
                                   SUITE 1400
                            ENGLEWOOD, COLORADO 80111
                                 (303) 220-0100
                    (Address of principal executive offices)

                        CIBER, INC. EQUITY INCENTIVE PLAN
                              (Full title of plan)

                         ------------------------------

                                                         WITH COPIES TO:

                  MAC J. SLINGERLEND                    WANDA J. ABEL, ESQ.
                CHIEF EXECUTIVE OFFICER             DAVIS, GRAHAM & STUBBS LLP
              5251 DTC PARKWAY, SUITE 1400           370 17TH STREET, SUITE 4700
               ENGLEWOOD, COLORADO  80111              DENVER, COLORADO  80202
                     (303) 220-0100                        (303) 892-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           Proposed maximum        Proposed
                                         Amount to be       offering price     maximum aggregate        Amount of
Title of securities to be registered      registered          per share(1)     offering price(1)    registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01         2,500,000 shares(2)       $22.1875          $55,468,750          $14,643.75
per share ("Common Stock")
=====================================================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), based upon the closing price of the Company's Common Stock on November 29, 1999 as quoted on The New York Stock Exchange.

(2) Does not include 2,000,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in June 1996 and a 2 for 1 stock split that occurred in March 1998) that were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 29, 1994, for a registration fee of $1,530.00, 2,000,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in March 1998) that were registered under a Registration Statement on Form S-8 filed with the Securities Exchange Commission on April 21, 1997, for a registration fee of $8,371.21, and 4,000,000 shares of Common Stock that were registered under a Registration Statement on Form S-8 filed with the Securities Exchange Commission on July 14, 1998 for a registration fee of $46,315. 742,730 of the shares registered in December 1994 and April 21, 1997 were carried forward into a Registration Statement filed July 14, 1998, and 5,930,217 of those previously registered shares are carried forward into this Registration Statement.

                         ------------------------------

As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 29, 1994, and a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 21, 1997, and a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 14, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

           CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the Commission.

           (a) The contents of the Company's Form S-8 Registration Statement, #33-88050, filed on December 29, 1994;

           (b) The contents of the Company's Form S-8 Registration Statement, #333-25543, filed on April 21, 1997;

           (c) The contents of the Company's Form S-8 Registration Statement, #333-59015, filed on July 14, 1998.

           (d) The Company's Annual Report on Form 10-K for the year ended June 30, 1999 filed with the Commission on September 24, 1999 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

           (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 12, 1999 pursuant to the Exchange Act.

           (f) All other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since June 30, 1999.

ITEM 8.           EXHIBITS.

           5.1    Opinion of Davis, Graham & Stubbs LLP

           23.1   Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1

           23.2   Consent of KPMG LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 30, 1999.

                                                 CIBER, INC.



                                                By:  /S/ MAC J. SLINGERLEND
                                                     ---------------------------
                                                     Mac J. Slingerlend
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                        TITLE                             DATE
        ---------                                        -----                             ----
 /S/ BOBBY G. STEVENSON                              Chairman, Secretary
-------------------------------                        and Director                    November 30, 1999
Bobby G. Stevenson


 /S/ MAC J. SLINGERLEND                              President/Chief Executive
-------------------------------                        Officer, Treasurer and          November 30, 1999
Mac J. Slingerlend                                     Director (Principal
                                                       Executive Officer)


 /S/ RICHARD A. MONTONI                              Executive Vice President/
-------------------------------                        Chief Financial Officer         November 30, 1999
Richard A. Montoni                                     and Director (Principal
                                                       Financial Officer)


 /S/ PAUL E. RUDOLPH                                 Chief Operating Officer
-------------------------------                        and Director                    November 30, 1999
Paul E. Rudolph


 /S/ CHRISTOPHER L. LOFFREDO                         Vice President/Chief
-------------------------------                        Accounting Officer              November 30, 1999
Christopher L. Loffredo                                (Principal Accounting
                                                       Officer)


                                      -3-



 /S/ JAMES A. RUTHERFORD                             Director                          November 30, 1999
-------------------------------
James A. Rutherford


 /S/ ROY L. BURGER                                   Director                          November 30, 1999
-------------------------------
Roy L. Burger


 /S/ JAMES G. BROCKSMITH, JR.                        Director                          November 30, 1999
-------------------------------
James G. Brocksmith, Jr.


 /S/ ARCHIBALD J. MCGILL                             Director                         November 30, 1999
-------------------------------
Archibald J. McGill

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION                                                         SEQUENTIAL PAGE NO.
-----------------------------------------------------------------------------------------------------------
5.1                 Opinion of Davis, Graham & Stubbs LLP................................................6

23.1                Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1..............................6

23.2                Consent of KPMG LLP..................................................................7



























                                      -5-